SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             FILE NUMBER 333-104667

                        POST EFFECTIVE AMENDMENT NUMBER 2

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                DIALOG GROUP INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                  Delaware                        87-0394290
              ---------------              ------------------------
                 (State of                 (I.R.S. Employer ID No.)
              Incorporation)


Twelfth Floor, 257 Park Avenue South, New York, NY       10010
---------------------------------------------------   ----------
(Address of Principal Offices)                        (Zip Code)

                (1) 2003 Dialog Group Employee Stock Option Plan
             (2) Consulting and Marketing License Agreement between
            Mark Neuhaus and Dialog Group, Inc. dated April 17, 2003
            --------------------------------------------------------
                            (Full Title of the Plans)

                              Peter V. DeCrescenzo
            Twelfth Floor, 257 Park Avenue South, New York, NY 10010
            --------------------------------------------------------
                     (Name and address of Agent for Service)

                                  212.254.1917
          ------------------------------------------------------------
          (Telephone number, including area code of Agent for Service)

                         Calculation of Registration Fee

   Title of            Amount         Maximum             Maximum     Amount of
securities to          to be       offering price       Aggregate   registration
be registered        registered      per share       offering price     fee
--------------------------------------------------------------------------------
Common Stock(1)    30,000,000(2)      $0.25(3)      $7,500,000(3)     $647.20

(1) Issuable pursuant to Plan Options and the Neuhaus Option.

(2) 10,000,000 pursuant to the Plan and 20,000,000 pursuant to the Neuhaus
    Option

(3) Estimated Price in accordance with Rule 457(h) and based upon the last reported sale of $0.25 per share on the NASD OTC Electronic Bulletin Board on April 18, 2003

                        PART I - INFORMATION REQUIRED IN
                          THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

The documents containing the information related to the Dialog Group 2002 Employee Stock Option Plan which are not being filed as part of this Registration Statement (the "Registration Statement"), and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the option holder by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Registrant will provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address (giving the title or department) and telephone number to which the request is to be directed.

                         Part II - INFORMATION REQUIRED
                               IN THE REGISTRATION
                                    STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed on April 30, 2004.

(b) The Registrant's Quarterly Report on Form 10-QSB filed on May 17, 2004.

(c) The Registrant's Quarterly Report on Form 10-QSB filed on August 16, 2004.

(d) The Registrant's Quarterly Report on Form 10-QSB filed on November 9, 2004

(e) The portion of Registrant's Initial Registration on Form 10 that provides a description of Registrant's Common Stock, $0.001 par value.

All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act") shall (until the filing of a post-effective amendment which either indicates that all the securities offered have been sold or deregisters all the securities then remaining unsold) be deemed to be incorporated by reference herein to be a part hereof from the date of filing of those documents.

ITEM 4.   DESCRIPTION OF SECURITIES:   NOT APPLICABLE.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL:  NOT APPLICABLE.

ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

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

Sections 1 of Articles III and IV of the Company's By-laws provide that every director, officer, employee, and agent of the Registrant and its subsidiaries shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Delaware against all expenses, liability, and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED: NOT APPLICABLE

ITEM 8.   EXHIBITS.

5.1 Opinion of Mark Alan Siegel, Esq., regarding legality of shares being issued. (Incorporated by reference from Original Registration Statement on Form S-8, file number 333-104667, filed on April 22, 2003)

23.1     Consent of Mark Alan Siegel, Esq.

23.2 Consent of Berenfeld, Spritzer, Shechter & Sheer, Certified Public Accountants

99.1 Dialog Group, Inc. 2002 Employee Stock Option Plan (Incorporated by reference from Schedule 14C filed April 21, 2003).

99.2 Consulting and Marketing License Agreement between Mark Neuhaus and Dialog Group, Inc. dated April 17, 2003 (Incorporated by reference from Original Registration Statement on Form S-8, file number 333-104667, filed on April 22, 2003).

99.5 Amendment to Consulting and Marketing License Agreement between Mark Neuhaus and Dialog Group, Inc. dated November 19, 2004.


ITEM 9.  UNDERTAKINGS.

(a) The Registrant hereby undertakes all of the following:

(1) During any period in which offers or sales are being made, the Registrant will file a post-effective amendment to the Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to any information in the registration statement.

Provided,  however,  that the information  required by paragraphs  (a)(1)(i) and
(a)(1)(ii) shall not be supplied by post-effective amendment if the information required to be included by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

 (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

 (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 19, 2004.

DIALOG GROUP, INC.

By: /s/ Peter V. DeCrescenzo
    ---------------------------------------
    Peter V. DeCrescenzo, President and CEO


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

       /s/ Peter V. DeCrescenzo                    Dated: November 19, 2004
---------------------------------------
Peter V. DeCrescenzo, Director

       /s/ Vincent. DeCrescenzo, Sr.               Dated: November 19, 2004
---------------------------------------
Vincent DeCrescenzo, Sr., Director

        /s/ Adrian Z. Stecyk                       Dated: November 22, 2004
---------------------------------------
Adrian Z. Stecyk, Director

        /s/ Richard Kundrat                        Dated: November 22, 2004
---------------------------------------
Richard Kundrat


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